EARNINGS CALL 2nd Quarter 2021 JULY 16, 2021

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; our ability to successfully integrate and operate AmeriHome; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended June 30, 2021. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. 2

2nd Quarter 2021 | Financial Highlights

Earnings & Profitability	Q2-21	Q1-21	Q2-20
Net Income	$223.8	$192.5	$93.3
Net Revenue	$506.5	$337.0	$319.7
Pre Provision Net Revenue[1]	$277.4	$202.4	$204.9
EPS – Adjusted[1]	$2.29	$1.90	$0.93
Net Interest Margin	3.51%	3.37%	4.19%
Efficiency Ratio[1]	44.5%	39.0%	35.1%
ROAA	1.86%	1.93%	1.22%
ROTCE[1]	28.1%	24.2%	13.6%
Balance Sheet & Capital			
Total Loans, HFI	$30,026	$28,711	$25,029
Total Deposits	$41,921	$38,393	$27,545
CET1 Ratio	9.2%	10.3%	10.2%
TCE Ratio[1]	7.1%	7.9%	8.9%
Tangible Book Value per Share[1]	$32.86	$33.02	$27.84
Asset Quality			
(Recovery of) Provision for Credit losses	$(14.5)	$(32.4)	$92.0
Net Charge-Offs	$0.1	$1.4	$5.5
Net Charge-Offs/Avg. Loans	0.00%	0.02%	0.09%
Total Loan ACL/Funded HFI Loans	0.88%	0.97%	1.39%
NPAs[2]/Total Assets	0.20%	0.27%	0.47%

Dollars in millions, except EPS

Highlights

Net Income
$223.8 million

EPS
$2.17
EPS, Adjusted[1] $2.29

PPNR[1] Growth
Q2: $75.0 million
35% YoY

ROTCE[1]
28.1%

Loan Growth
Q2: $1.3 billion
$2.0 billion[3], excluding PPP
20% YoY
25%[3], excluding PPP

Deposit Growth
Q2: $3.5 billion
52% YoY

Tangible Book Value PER SHARE[1]
$32.86
18% YoY

NPAs[2]/ Total
0.20%

Western Alliance Bancorporation®

1) Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.
2) Nonperforming assets includes nonaccrual loans and repossessed assets.
3) Loans held for investment excluding PPP

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Quarterly Income Statement

	Q2-21		Q1-21	Q2-20
Net Interest Income	**$370.5**	1	**$317.3**	**$298.4**
Mortgage Banking Related Activity	$111.2		$-	$-
Other	24.8		19.7	21.3
Non-Interest Income	**$136.0**	2	**$19.7**	**$21.3**
Net Revenue	**$506.5**		**$337.0**	**$319.7**
Salaries and Employee Benefits	(128.9)	3	(83.7)	(69.6)
Deposit Costs	(7.1)		(6.3)	(3.5)
Other	(93.1)		(44.6)	(41.7)
Non-Interest Expense, Adjusted[1]	**$ (229.1)**		**$ (134.6)**	**$ (114.8)**
Pre-Provision Net Revenue[1]	**$277.4**		**$202.4**	**$204.9**
Recovery of (Provision for) Credit Losses	14.5	4	32.4	(92.0)
Pre-Tax Income, Adjusted[1]	**$291.9**		**$234.8**	**$112.9**
Income Tax, Adjusted[1]	(55.4)		(41.9)	(19.6)
Net Income before Merger/Restructure Exp.[1]	**$236.5**		**$192.9**	**$93.3**
Merger/Restructure Expense, Net of Tax	(12.7)	5	(0.4)	0.0
Net Income	**$223.8**		**$192.5**	**$93.3**
Diluted Shares	**103.4**		**101.4**	**100.0**
Earnings Per Share	**$2.17**		**$1.90**	**$0.93**
Merger/Restructure Expense per Share	$0.12		$0.00	$0.00
Earnings Per Share - Adjusted[1]	**$2.29**	6	**$1.90**	**$0.93**

Dollars in millions, except EPS

Q2 2021 Highlights

1 **Net Interest Income increased $53.2 million,** primarily from interest income on AMH Loans HFS and loan growth, partially offset by increased interest expense from $600 million subordinated debt issuance and assumption of AMH borrowings

2 **Non-Interest Income increased $116.3 million,** representing 27% of net revenue, primarily from AMH mortgage banking related income
- $20.4 billion loan production in Q2 (47% purchase / 53% refinance), down 3.6% compared to Q1
- Gain on Sale margin of 64bps in Q2, compared to 83bps in Q1 and 63bps in FY 2019
- $57.1 billion in servicing portfolio UPB

3 **Salaries and Employee Benefits increased $45.2 million** due to the addition of AMH employees and an increase in incentive compensation

4 **Recovery of Credit Losses of $14.5 million** as economic forecasts continued to improve, offset by loan growth in low loss segments

5 **Merger/Restructure Expense, Net of Tax of $12.7 million** as management has taken action to optimize the balance sheet with MSR dispositions

6 **AmeriHome contributed $0.39 to EPS in 2Q**

Western Alliance Bancorporation®

1) Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.

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Total Investments and Yield Interest Bearing Deposits and Cost Total Loans and HFI Yield Deposits, Borrowings & Cost of Liability Funding Net Interest Drivers 5 • Loans, HFI yields decreased 11bps following continued mix shift into residential loans and slight reduction in non-CRE loan yields, including decreased PPP yields • Yield on PPP loans of 3.63% (4.19% in Q1) • Yield on Loans HFS of 3.21% • Cost of interest-bearing deposits flat at 22bps, however, total cost of funds increased 8bps to 0.27% due to $600 million subordinated debt issuance during Q2-21 and assumption of AMH borrowings • Spot rate for cost of interest-bearing deposits of 21bps (11bps, including non-interest DDA) $15.3 $15.8 $18.5 $20.9 $21.8 $12.2 $13.0 $13.4 $17.5 $20.1 0.30% 0.28% 0.22% 0.19% 0.27% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 $15.3 $15.8 $18.5 $20.9 $21.8 0.40% 0.31% 0.25% 0.22% 0.22% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 $4.2 $4.7 $5.5 $7.9 $7.8 3.02% 2.79% 2.61% 2.37% 2.47% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Non-Interest Bearing Deposits Total Borrowings Spot Rate 0.28% Spot Rate 0.21% Spot Rate 2.46% Spot Rate 4.26% Dollars in billions, unless otherwise indicated Q2 2021 Highlights $25.0 $26.0 $27.1 $28.7 $30.0 $4.5 4.82% 4.47% 4.67% 4.59% 4.48% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Loans, HFI Loans, HFS

$298.4 $284.7 $314.8 $317.3 $370.5 4.19% 3.71% 3.84% 3.37% 3.51%4.12% 3.79% 3.80% 3.29% 3.51% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Net Interest Income 6 • Net Interest Income increased $53.2 million, or 16.8%, over prior quarter primarily due to funding Loans HFS on- balance sheet • NIM increased 14bps, driven by deployment of excess liquidity from cash and securities into Loans HFI and HFS • Excluding PPP, NIM increased 22 bps • Avg. securities + cash / interest earnings assets decreased to 22%, compared to 32% in Q1 • Cash / interest earning assets decreased to 4.5%, compared to 15.0% in Q1 Net Interest Income, NIM, and Average Interest Earning Assets Forecasted Accretion on PPP Loans $13.9 $3.3 $11.0 $9.5 $3.9 $0.9 $0.3 $0.1 $2.5 $4.7 $4.0 $2.5 $5.5 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q3-21E Q4-21E 2022E $43,267$29,326 $31,272 $33,408 $39,099 Net Interest Income Net Interest Margin NIM ex. PPP Avg. Int. Earning Assets Round 1 Round 1: Net PPP loan fees of $42.9MM received in Q2-20 Round 2: Net PPP loan fees of $19.2MM received in 2021 Q2 2021 Highlights Round 2 Dollars in millions

Expenses and Efficiency1 7 • Efficiency ratio1 increased 550 bps to 44.5% compared to the prior quarter and 940bps from the same period last year • Higher efficiency ratio1 was driven mainly by the addition of AMH employees and an increase in incentive compensation • Excluding PPP net loan fees and interest, efficiency ratio1 was 45.6% Non-Interest Expenses and Efficiency Ratio Dollars in millions $114.8 $124.1 $132.2 $134.6 $229.1 35.1% 39.7% 38.2% 39.0% 44.5% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Non-Interest Expenses Efficiency Ratio Q2 2021 Highlights 1)Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.

Pre-Provision Net Revenue1, Net Income, and ROA 8 • PPNR1 increased $75.0 million from the prior quarter, $72.5 million or 35.4% from the same period last year • PPNR ROA1 increased 28 basis points from the prior quarter and decreased 38 basis points from the same period last year • ROA decreased 7 basis points from the prior quarter and increased 64 basis points from the same period last year PPNR, Net Income & ROA Dollars in millions $204.9 $181.2 $206.4 $202.4 $277.4 $93.3 $135.8 $193.6 $192.5 $223.8 2.69% 2.22% 2.37% 2.03% 2.31% 1.22% 1.66% 2.22% 1.93% 1.86% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 PPNR Net Income PPNR ROA ROA Q2 2021 Highlights 1)Non-GAAP income statement metrics have been adjusted to exclude the impact of acquisition and restructure expenses. Refer to slide 2 for further discussion of Non-GAAP financial measures.

Consolidated Balance Sheet

	Q2-21		Q1-21	Q2-20
Investments & Cash	$11,241		$13,235	$5,712
Loans, HFS	4,465	1	0	20
Loans, HFI	30,026	2	28,711	25,009
Allowance for Loan Losses	(233)		(247)	(311)
Mortgage Servicing Rights	726	1	0	0
Goodwill and Intangibles	611	1	298	297
Other Assets	2,233		1,400	1,179
Total Assets	**$49,069**		**$43,397**	**$31,906**
Deposits	$41,921	3	$38,393	$27,545
Borrowings	1,755	4	$565	$653
Other Liabilities	1,358		$726	$606
Total Liabilities	**$45,034**		**$39,684**	**$28,804**
Shareholders' Equity	$4,035		$3,713	$3,102
Total Liabilities and Equity	**$49,069**		**$43,397**	**$31,906**
Tangible Book Value Per Share[1]	**$32.86**	5	**$33.02**	**$27.84**

Dollars in millions

Q2 2021 Highlights

1. **Acquisition of AmeriHome** resulted in an increase in mortgage servicing rights of $0.7 billion and the recognition of approximately $175 million of goodwill and $139 million of intangible assets
2. **Loans, HFI increased $1.3 billion, or 4.6%,** over prior quarter and $5.0 billion, or 20.1%, over prior year
3. **Deposits increased $3.5 billion, or 9.2%,** over prior quarter and $14.4 billion, or 52.2%, over prior year
4. **Borrowings increased $1.2 billion** over prior quarter due to $600 million subordinated debt issuance and AMH borrowings assumed in the acquisition
5. **Tangible Book Value/Share[1] decreased $0.16,** over prior quarter and increased $5.02, or 18.0%, over prior year

Western Alliance Bancorporation®

1) Refer to slide 2 for further discussion of Non-GAAP financial measures.

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Five Quarter Loan Growth and Composition 10 $5.0 Billion Year-Over-Year Growth Quarter-over-quarter loan growth of $1.3 billion driven by (in millions): Residential & Consumer $2,022 Construction & Land 89 CRE, Non-OO 14 Offset by decrease in: C&I1 (786) CRE, OO (24) Total $1,315 Year-over-year loan growth of $5.0 billion driven by (in millions): Residential & Consumer $2,708 C&I1 1,528 Construction & Land 659 CRE, Non-OO 351 Offset by decrease in: CRE, OO (229) Total $5,017 $12.8 $13.7 $14.3 $15.1 $14.3 $2.3 $2.2 $2.2 $2.0 $2.0 $5.3 $5.4 $5.7 $5.7 $5.7 $2.2 $2.3 $2.4 $2.8 $2.9$2.5 $2.4 $2.5 $3.1 $5.1 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Residential & Consumer Construction & Land CRE, Non-Owner Occupied CRE, Owner Occupied Commercial & Industrial Dollars in billions, unless otherwise indicated Total Loans, HFI $25.0 $26.0 $27.1 $28.7 $30.0 Qtr. Change +$1.9 +$1.0 +$1.1 +$1.7 +$1.3 9.8% 8.8% 21.4% 9.0% 51.0% 47.5% 6.8% 19.0% 9.5% 17.2% Highlights 1)Includes Round 1 and Round 2 PPP loans of $865 million as of June 30, 2021. During Q2-21: • PPP1 payoffs of approximately $700 million

$12.2 $13.0 $13.5 $17.5 $20.1 $3.5 $3.5 $4.4 $3.9 $4.2 $9.8 $10.6 $12.4 $15.3 $15.8 $2.0 $1.7 $1.7 $1.7 $1.8 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 CDs Savings and MMDA Interest Bearing DDA Non-Interest Bearing DDA Five Quarter Deposit Growth and Composition 11 $14.4 Billion Year-Over-Year Growth Quarter-over-quarter deposit growth of $3.5 billion driven by (in millions): Non-Interest-Bearing DDA $2,563 Savings and MMDA 534 Interest-Bearing DDA 294 CD 137 Total $3,528 Year-over-year deposit growth of $14.4 billion driven by (in millions): Non-Interest Bearing DDA $7,870 Savings and MMDA 5,987 Interest-Bearing DDA 679 Offset by decrease in: CDs (160) Total $14,376 Dollars in billions, unless otherwise indicated Total Deposits $27.5 $28.8 $31.9 $38.4 $41.9 Qtr. Change +$2.7 +$1.3 +$3.1 +$6.5 +$3.5 7.2% 35.7% 12.7% 44.4% 48.0% 10.0% 37.7% 4.3% Highlights

$396 $477 $451 $474 $405 1.58% 1.83% 1.67% 1.65% 1.35% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 $9 $9 $2 $4 $4 $140 $146 $115 $114 $96 $149 $171 $107 $163 $138 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Asset Quality 12 • At quarter end, Total Deferrals were $49.8MM (17bps of Total Loans); comprised of low LTV residential forbearances • Total Classified Assets of $238 million (49bps to Total Assets) decreased $43 million in Q2 • Non-Performing Loans + OREO of $100 million (20bps to Total Assets) a decrease of $18 million in Q2 • Borrowers remain stable, liquid and supported • Over last 5+ years, less than 1% of Special Mention loans have migrated to loss Special Mention Loans Dollars in millions Classified Assets Special Mention Loans Asset Quality Ratios OREO Non-Performing Loans1 Classified Accruing Loans $298 $326 $224 $281 SM to Funded Loans 0.94% 0.98% 0.61% 0.65% 0.49% 0.47% 0.47% 0.32% 0.27% 0.20% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Classified Assets to Total Assets Non-Performing Loans + OREO to Total Assets Q2 2021 Highlights 1)Includes HFS Loans. $238

$5.7 $8.8 $5.7 $2.1 $2.3 ($0.2) ($0.6) ($1.8) ($0.7) ($2.2) $311 $311 $279 $247 $233 $36 $44 $37 $33 $31 $7 $6 $7 $9 $6 Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Credit Losses and ACL Ratios 13 • Provision expense release of $14.5 million, driven by improved macroeconomic factors, offset by loan growth in lower loss segments • Total Loan ACL2 / Funded Loans decreased 9bps to 0.88% in Q2 as a result of provision expense release • Excluding PPP at 0.91% • Q4-19 at 0.84% (prior to the adoption of CECL) • Net Charge-Offs of $0.1 million, approximately 0bps, compared to $1.4 million, 2bps, in Q1-21 Dollars in millions Allowance for Credit Losses Gross Charge-offs and Recoveries Loan ACL Adequacy Ratios Total Loan ACL2/Non-Performing Loans + Classified Loans Total Loan ACL/Funded Loans Allowance for Loan & Lease Losses Unfunded Loan Commits.1 HTM Securities Gross Charge Offs Recoveries 1.39% 1.37% 1.17% 0.97% 0.88% 120% 112% 142% 101% 113% 0.50% 1.50% 2.50% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 Q2 2021 Highlights 1)Included as a component of other liabilities on the balance sheet. 2)Total Loan ACL includes allowance for unfunded commitments. Q2-20 Q3-20 Q4-20 Q1-21 Q2-21

Capital Accumulation 14 Common Equity Tier 1 • CET1 remains strong at 9.2% Tangible Common Equity / Tangible Assets1 • TCE / TA decreased 80bps from the prior quarter to 7.1%, primarily due to AMH acquisition Capital Actions • Issued 700K shares under ATM offering • Issued $242M of credit-linked notes linked to ~$1.9 billion reference pool to improve regulatory capital levels Tangible Book Value per Share1 • TBVPS decreased $0.16 to $32.86 from prior quarter and increased 18.0% year-over-year • Tangible book value per share has increased 3x that of peers over the last 5 years Robust Capital Levels Long-Term Growth in TBV per Share1 10.2% 10.0% 9.9% 10.3% 9.2% 11.2% 11.4% 11.4% 11.9% 8.9% 8.9% 8.6% 7.9% 7.1% 8.2% 8.3% 8.4% 8.2% Q2-20 Q3-20 Q4-20 Q1-21 Q2-21 CET1 Peer CET1 TCE/TA1 Peer TCE/TA1 Q2 2021 Highlights 1)Refer to slide 2 for further discussion of Non-GAAP financial measures 2)MRQ is Q2-21 for WAL and Q1-21 for WAL Peers Note: Peers consist of 59 major exchange traded banks with total assets between $15B and $150B as of March 31, 2021, excluding target banks of pending acquisitions; S&P Global Market Intelligence. 163% 179% 58% 72% 2015 2016 2017 2018 2019 2020 MRQ WAL WAL with Dividends Added Back Peer Avg Peer Avg with Dividends Added Back 2

Management Outlook Balance Sheet Growth Interest Margin Pre-Provision Net Revenue Asset Quality Capital and Liquidity 15

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